                                  EXHIBIT 99.3
           Management's Discussion of Trends and Performance Guidance

To assist investors, financial analysts and other interested parties in their analysis of Greater Bay Bancorp ("Greater Bay" or the "Company"), we have developed the following update of Greater Bay Bancorp's 2002 performance guidance. The guidance is based on the most current information available to the Company through the end of March 2002.

General Overview

Greater Bay Bancorp, and our family of subsidiary banks, specialty finance business units, and our new ABD Insurance and Financial Services, Inc. ("ABD") subsidiary, have a long history of delivering double-digit earnings growth. The Company has delivered this growth through the strong economic times of the late 1990's and also during the slowing economic environment of 2001. Now that we are three months into 2002, the economy appears to be recovering slightly across the United States and stabilizing in the San Francisco Bay Area. As a result, we are looking forward with more optimism regarding our prospects for 2002. Signs of economic growth appear to be in progress in several industry sectors across the country, as manufacturing inventories are at low levels, indicating production must increase to keep up with demand. Additionally, consumer confidence and retail spending continues to be a strong backbone of the economy. Market interest rates, which impact all companies, particularly financial services companies, appear to be at their low point and indications are the next move by the Federal Reserve Board will be to increase interest rates. All of these conditions are good for banks, such as Greater Bay, that are positioned to take advantage of a more vibrant business economy and have an asset sensitive balance sheet that will result in net interest margin expansion during periods of rising rates.

While we do see more reasons to be optimistic about the economy, we also recognize that the economy in our area is still lagging the national economy. Many of our key industry sectors, such as technology and real estate, may recover at a slower pace than the rest of the country. Consistent with most economic forecasts, we believe the economic recovery will be muted during the first half of 2002, with a stronger economic recovery in the second half of 2002. However, we continue to be confident in our ability to deliver earnings growth that will continue to place us in the top 25% of our industry peers.

Earnings Per Share Growth, Return on Average Assets ("ROAA") & Return on Average Equity ("ROAE")

With the current economic recovery beginning to take shape slowly, we believe we should continue to be conservative in our underwriting standards and not take excessive risks. While this will slow loan growth early in 2002, we believe it is a prudent credit risk decision and will not impact our ability to deliver quality earnings per share ("EPS") growth. We are reaffirming our guidance for EPS growth of 11% to 17% and currently believe we will be at the high end of the range. If the economy recovers at a more rapid pace than we have estimated or the Federal Reserve Board raises market interest rates, our net interest margin would increase, thus causing us to consider increasing our EPS guidance above current guidance. We also feel comfortable with our previous guidance for return on average assets of greater than 1.4% and return on average equity of greater than 20%. For the first quarter of 2002, we currently expect to earn $0.52 per share.

Income Statement

         Net Interest Margin
         -------------------

Greater Bay has been able to very effectively manage its net interest margin over the last year as market interest rates declined 475 basis points during 2001, while the Company's margin only declined approximately 106 basis points. Greater Bay's asset sensitive balance sheet caused the decline in the net interest margin in 2001; however, active management of the balance sheet mitigated the impact. Falling market interest rates place pressure on the Company's net interest margin, while during periods of rising market interest rates, the Company's interest margin will expand. This is the result of the majority of our loans having interest rates tied to the prime rate and moving upward immediately upon a market interest rate increase, compared to our interest bearing liabilities, which do not reprice as quickly, nor do they reprice to the same levels as the interest rate sensitive loans. Based on the current economic forecast, it appears our economic recovery has begun, albeit at a slow pace. Moreover, the Federal Reserve Board has now changed its bias to a neutral stance, with many economists and the forward yield curve assuming that rates will rise by the end of 2002.

Our original forecast for market interest rates in 2002 estimated further declines in market rates during the first half of the year, with our net interest margin drifting down toward the 4.55% to 4.65% range. However, with the economy recovering, the outlook for interest rates has firmed, causing our guidance for Greater Bay's net interest margin to firm significantly. The Company's net interest margin began to show improvement in the fourth quarter of 2001 and this has continued into the first quarter of 2002, as lower rates paid on deposits and borrowings began to catch-up with the declining yields recognized on loans and investments during 2001. Based on the current economic environment, and with no additional rate reductions anticipated or any increases in market interest rates, the Company believes its net interest margin will increase from 4.83% in the fourth quarter of 2001 to the 4.90% to 4.95% range in the first quarter of 2002. Should interest rates continue to remain stable for the second quarter of 2002, our margin should increase to the 4.95% to 5.00% range. The following table shows the Company's actual net interest margin for the fourth quarter of 2001 compared to the Company's estimated net interest margin for the first and second quarters of 2002, assuming no changes in market rates.

-----------------------------------------------------------------------------------------------------
                                                                                    No Rate Changes
                                                                                 --------------------
                                     Q4 2001 Actual        Q1 2002 Forecast         Q2 2002 Forecast
                                 --------------------------------------------------------------------
                                    Average                Average                  Average
          ($ in 000's)              Balance     Yield      Balance    Yield         Balance    Yield
-----------------------------------------------------------------------------------------------------
Loans & leases                    $4,420,039    7.74%    $4,437,825   7.50%       $4,549,143   7.56%
Investments                        2,728,920    6.34%     2,990,013   6.10%        3,021,801   6.04%
Cash and cash equivalents             65,726    2.79%        55,013   2.32%           36,600   2.36%
-----------------------------------------------------------------------------------------------------
    Interest-earning assets       $7,214,685    7.15%    $7,482,851   6.94%       $7,607,544   6.93%
-----------------------------------------------------------------------------------------------------
Deposits                          $3,923,687    2.48%    $4,140,225   2.06%       $4,181,817   2.02%
Borrowings                         1,913,930    3.64%     2,012,011   3.16%        2,039,976   3.18%
Non-interest bearing deposits
    and other free funds           1,377,068              1,330,615                1,385,751
-----------------------------------------------------------------------------------------------------
    Cost of funds                 $7,214,685    2.32%    $7,482,851   1.99%       $7,607,544   1.96%
-----------------------------------------------------------------------------------------------------
Net interest margin                             4.83%                 4.95%                    4.97%
-----------------------------------------------------------------------------------------------------

On a prospective basis, the Company believes that its net interest margin will increase approximately 4 to 6 basis points for every 25 basis point increase in market interest rates. The relationship is estimated to be reasonable, at a minimum, through an additional 50 basis point increase in market interest rates, assuming the mix and composition of the balance sheet remain similar.

The table below shows the Company's actual net interest margin for the fourth quarter of 2001 compared to the Company's estimated net interest margin for the first and second quarters of 2002, assuming a 25 basis point increase in market rates.

-----------------------------------------------------------------------------------------------------
                                                                                     25 bp Increase
                                                                                 --------------------
                                     Q4 2001 Actual        Q1 2002 Forecast         Q2 2002 Forecast
                                 --------------------------------------------------------------------
                                    Average                Average                  Average
          ($ in 000's)              Balance     Yield      Balance    Yield         Balance    Yield
-----------------------------------------------------------------------------------------------------
Loans & leases                    $4,420,039    7.74%    $4,437,825   7.50%       $4,549,143   7.72%
Investments                        2,728,920    6.34%     2,990,013   6.10%        3,021,801   6.06%
Cash and cash equivalents             65,726    2.79%        55,013   2.32%           36,600   2.61%
-----------------------------------------------------------------------------------------------------
    Interest-earning assets       $7,214,685    7.15%    $7,482,851   6.94%       $7,607,544   7.04%
-----------------------------------------------------------------------------------------------------
Deposits                          $3,923,687    2.48%    $4,140,225   2.06%       $4,181,817   2.11%
Borrowings                         1,913,930    3.64%     2,012,011   3.16%        2,039,976   3.31%
Non-interest bearing deposits
    and other free funds           1,377,068              1,330,615                1,385,751
-----------------------------------------------------------------------------------------------------
    Cost of funds                 $7,214,685    2.32%    $7,482,851   1.99%       $7,607,544   2.05%
-----------------------------------------------------------------------------------------------------
Net interest margin                             4.83%                 4.95%                    4.99%
-----------------------------------------------------------------------------------------------------

The table below shows the Company's actual net interest margin for the fourth quarter of 2001 compared to the Company's estimated net interest margin for the first and second quarters of 2002, assuming a 50 basis point increase in market rates.

-----------------------------------------------------------------------------------------------------
                                                                                    50 bp Increase
                                                                                 --------------------
                                     Q4 2001 Actual        Q1 2002 Forecast         Q2 2002 Forecast
                                 --------------------------------------------------------------------
                                    Average                Average                  Average
          ($ in 000's)              Balance     Yield      Balance    Yield         Balance    Yield
-----------------------------------------------------------------------------------------------------
Loans & leases                    $4,420,039    7.74%    $4,437,825   7.50%       $4,549,143   7.88%
Investments                        2,728,920    6.34%     2,990,013   6.10%        3,021,801   6.08%
Cash and cash equivalents             65,726    2.79%        55,013   2.32%           36,600   2.86%
-----------------------------------------------------------------------------------------------------
    Interest-earning assets       $7,214,685    7.15%    $7,482,851   6.94%       $7,607,544   7.15%
-----------------------------------------------------------------------------------------------------
Deposits                          $3,923,687    2.48%    $4,140,225   2.06%       $4,181,817   2.21%
Borrowings                         1,913,930    3.64%     2,012,011   3.16%        2,039,976   3.31%
Non-interest bearing deposits
    and other free funds           1,377,068              1,330,615                1,385,751
-----------------------------------------------------------------------------------------------------
    Cost of funds                 $7,214,685    2.32%    $7,482,851   1.99%       $7,607,544   2.10%
-----------------------------------------------------------------------------------------------------
Net interest margin                             4.83%                 4.95%                    5.05%
-----------------------------------------------------------------------------------------------------

Expenses
--------

While our historic operating expense ratios have been good, we have previously indicated that, with our rapid growth over the last several years, we believe there are opportunities to more effectively manage our expense growth. Based on our current forecast, the following will be our 2002 quarterly expense targets for the Company excluding ABD (the Company's newest acquisition and the 16th largest insurance agency in the United States ), ABD standalone and for the combined Company for 2002:

------------------------------------------------------------------------------------------------------------------------
($ in 000's)                                             Q4             Q1            Q2             Q3            Q4
                                                       Actual        Estimate      Estimate       Estimate      Estimate
------------------------------------------------------------------------------------------------------------------------
Company, excluding ABD                                 $43,564       $42,000       $42,500        $43,000       $43,500
Trust and REIT Preferred Securities
Expense                                                $ 5,088       $ 5,500       $ 5,600        $ 5,500       $ 5,600
Company Intangible Amortization                        $   376       $    30       $    30        $    30       $    30
                                                       -------       -------       -------        -------       -------
          Subtotal Company, excluding  ABD             $49,028       $47,530       $48,130        $48,530       $49,130
------------------------------------------------------------------------------------------------------------------------

ABD Expense (1)                                        $     0       $ 7,000       $22,000        $23,000       $23,000
ABD Intangibles Amortization                           $     0       $   550       $ 1,650        $ 1,650       $ 1,650
                                                       -------       -------       -------        -------       -------
          Subtotal ABD                                 $     0       $ 7,550       $23,650        $24,650       $24,650
------------------------------------------------------------------------------------------------------------------------
Total Expenses                                         $49,028       $55,080       $71,780        $73,180       $73,780
------------------------------------------------------------------------------------------------------------------------
(1) The first quarter of 2002 includes only one month of ABD expenses, since the acquisition did not close until early
March 2002.
------------------------------------------------------------------------------------------------------------------------

The expense decline, excluding ABD, from the fourth quarter of 2001 through all four quarters of 2002 is primarily caused by declines in incentive compensation, reduced consulting expenses and improved efficiencies in our operating units.

Greater Bay recognizes that during periods of challenging economic times, focusing on even the smallest savings can accumulate and actually have a substantial impact on the bottom line. The employee incentive program at the Company focuses everyone on building shareholder value. Specific Company goals related to net income, ROAE, ROAA, margin management, loan and deposit volume, credit quality and expense controls are all key elements of our incentive plan, encouraging all employees to target their energy into areas that will enhance our short-term and long-term performance.

On a forward-looking basis, we also recognize that we must continue to invest in the future. Toward that end, the expenses delineated above include investments in continued growth of our business model to ensure we are positioned to take advantage of opportunities in our markets as the economy continues to improve. The expense levels detailed in the table above also assume that we attain our loan and deposit growth targets for 2002. Should the economic recovery slow, we have the flexibility to delay more of our third and fourth quarter 2002 expenses, thus providing flexibility in managing our business.

Based on our prior guidance related to the Company's efficiency ratio, we feel comfortable that the aforementioned expense levels would translate into an efficiency ratio in line with our original performance target of less than 48% (43% excluding TPS expense) for the Company, excluding ABD, in 2002, with a combined efficiency ratio including ABD of less than 54% (51% excluding TPS expense) for 2002.

         Other Income
         ------------

Greater Bay has historically had other income equal to approximately 11% to 12% of total revenue. This has resulted in a significant dependence on the net interest margin to drive the Company's profitability. Our long-term strategy is to significantly move the percentage of non-interest income to total revenue toward the 40+% range, so we can also be recognized for the quality of our earnings on the non-interest income front. With the acquisition of ABD, we have taken a significant stride toward accomplishing part of our objective. For the first quarter of 2002, which includes only one month of ABD income, our non-interest income to total revenue percentage will be in the 19% range. This percentage does not include any loan sale gains from our Matsco leasing operation, which is consistent with our previous guidance that indicated we would not have any loan sale gains in the first quarter of 2002. As previously indicated for liquidity purposes, we anticipate selling $5 million to $15 million of Matsco loans on a quarterly basis through the last three quarters of 2002. We anticipate related gains of approximately 5% to 7% of the principal balance sold. All such loan sales will be on a non-recourse basis. Beginning in the second quarter, we believe the quarterly percentage of non-interest income to total revenue will be in the 30% range.

While we are pleased with the results of the ABD acquisition, and recognize its impact on our non-interest income has been positive and should put our non-interest income to total revenue in the 30+% range by the end of the second quarter of 2002, we believe there are still additional opportunities to expand our asset management business, which will allow us to increase non-interest income to an even higher percentage of total revenue. Greater Bay is in one of the most affluent regions in the United States and we believe that, with our market position and client base, it would be a natural opportunity to expand our fee based trust business by including asset management capabilities. This is a primary goal of Greater Bay for 2002 and 2003, which we believe will continue to increase our non-interest income to total revenue percentage and continue to improve the Company's business and financial profile.

Balance Sheet

          Loans
          -----

Greater Bay has seen a softening of loan demand and loan growth in the latter part of the fourth quarter of 2001 and continuing into the first quarter of 2002. This has been the result of Greater Bay's stringent focus on borrower strength and cashflow in underwriting both business banking and real estate loans, combined with the general slowdown in our markets caused by the economic downturn. Our pipeline of loans declined from the end of September 2001 through January 2002. In February 2002, we saw a slight increase in the loan pipeline and, in March, we saw signs that the pipeline was once again growing. While it takes several weeks for pipeline loans to be fully underwritten and funded, the signs indicate loan growth will be stronger in the latter part of 2002. This corresponds to the current economic outlook for the San Francisco Bay Area, which indicates we are in a slow recovery period.

However, even with the significant pipeline increase and more positive data on the regional economy, we are continuing to see that our corporate borrowers' usage of their lines of credit is very low compared to prior periods, since they are cautious about debt levels during a period of economic uncertainty. We are also continuing to see slowing in the commercial construction market, as builders postpone or delay projects. This factor is accentuated as Greater Bay continues to take a very conservative posture related to credit underwriting, which we believe is a prudent course of action. As we have previously stated, we believe it is in the best interest of the Company and its shareholders to focus our attention on our quality client relationships and avoid growth on the fringe during these uncertain times. All of these factors have combined to cause a slowing in the growth of our loan portfolio. We believe the slowdown in loan growth and demand will cause our loan growth goals for 2002 to not be as linear as they have been in previous years. While we do not currently believe we need to revise our loan growth target for 2002, we do believe the majority of the growth will occur later in the year, as the economy recovers and businesses in our market areas begin to expand. The impact on earnings of slower growth early in the year will be more than offset by the positive net interest margin expansion we are seeing. Based on our current estimates, management reaffirms its loan growth guidance for 2002 of approximately 10% annually, but for the first quarter, the growth is anticipated to be flat to slightly up.

          Credit Quality
          --------------

Credit quality, reserve levels and earnings quality will always be differentiators when reviewing the results of peers in the banking industry. Historically, all of these indices for the banks that make up the Greater Bay family have been exceptional. Credit quality management, which includes management experience in dealing with economic cycles, is very important and many of the same managers who succeeded in the last economic downturn in the early 1990's are still here today managing the Company through this latest economic slowdown. While this fact does not ensure that the Company will manage through this cycle as effectively as it has in the past, we are confident that our seasoned professionals understand the challenges of this current economic environment.

While we recognize that the economic slowdown can impact our clients' financial performance and ultimately their ability to repay their loans, we continue to be cautiously optimistic about the key credit indicators from our loan portfolio. We have always tried to be very proactive in managing credit risk and ensuring the Company has a strong and well-reserved balance sheet to manage through slowing economic periods. Credit quality through the first quarter of 2002 continues to be strong in the core banks, with our corporate syndicated loan participation portfolio still providing the majority of the charge-offs. Non-performing assets have remained at very manageable levels for the first quarter with the March 31, 2002 total being approximately $29.8 million, or 0.35% of assets compared to $31.0 million or 0.39% of assets at December 31, 2001. We continue to believe that our non-performing assets ratio will remain at the low end of industry averages and are very pleased to report that we do not see any systemic issues in our real estate portfolio.

Our original net charge-off estimates for 2002 were in the range of 45 basis points to 55 basis points, while we projected that our provision for loan losses would at least equal the net charge-offs for the year. Based on our current assessment of loan quality, we are pleased to reaffirm that our provision will continue to be at least equal to net charge-offs. However, with continued aggressive net charge-offs in the syndicated national credit portfolio ("SNC portfolio"), we believe our net charge-offs for the first quarter will be approximately $15.4 million ($12.0 million in the SNC portfolio) with a corresponding loan loss provision of $16.0 million. The higher than anticipated net charge-offs from the SNC portfolio require us to revise our full year net charge-off guidance. For the last three quarters of 2002, we believe our net charge-offs will be in the 50 basis point to 60 basis point range, with full year net charge-offs, including the SNC portfolio being in the 70 basis point to 80 basis point range. Excluding the SNC portfolio, net charge-offs for 2002, the bank's net charge-off ratio would be in the 35 basis point to 40 basis point range. We reaffirm our previous guidance that our provision for loan losses will be at least equal to our net charge-offs.

We have not previously given specific guidance related to our loan loss reserve level, as economic trends, historical charge-off and non-performing ratios combined with other factors all play a significant role in determining the adequate reserve level. However, we have previously indicated that, if the economy in our market area should improve and our credit profile continue to be stable, our provisions for loan losses would at a minimum equal net charge-offs, but our ongoing provisions for new business would not equal our year-end December 31, 2001 Loan Loss Reserve ("LLR") ratio of 2.77%. This would result in our LLR ratio declining slightly over time based on new loan growth and the economic outlook at the time. Since loan growth has slowed during the firat quarter of 2002, we would anticipate our LLR ratio to be no less than the 2.77% that was recorded as of December 31, 2001.

We are pleased we can still report that our net earnings for the first quarter, which do not include any one time gains or special items, will be in the $0.52 per share range. Further, we believe for the year 2002, our credit quality ratios of non-performing assets to loans and LLR to total loans will be stronger than most of our peers.

While we are disappointed with the performance of the SNC portfolio, we are pleased to report that, as of March 31, 2002, the non-relationship SNC portfolio has been reduced to approximately $77 million, less than 0.9% of total assets. As we have previously noted, the Company has not funded a non-relationship SNC loan in over 27 months and has no intention of re-entering this market in the future. While this has been a difficult portfolio to deal with, the continued strength of our balance sheet and our strong stream of earnings has allowed the Company to aggressively manage this portfolio and reduce it to a relatively insignificant portion of the overall balance sheet, while still maintaining quality earnings and a strong balance sheet. In addition, it should be noted that the quality of our Venture Lending portfolio, which in the past has generated significant income, but also some loan losses, has improved steadily and no losses were incurred in this portfolio during the first quarter of 2002. This portfolio is now down to a risk portion of less than $25 million or less than 0.3% of total assets. On a combined basis, these two portfolios now represent less than 1.2% of total assets, a very manageable number as we move from a slowing economic period to a period of economic growth.

Greater Bay's real estate portfolio continues to perform very well. For the first quarter of 2002, we have only approximately $2.4 million in non-performing real estate assets, all of which we believe have adequate collateral coverage. The Company also has one small OREO property totaling $1.0 million, which is in escrow for sale and is expected to close in 30 days. The Company does not expect to incur a loss from this OREO property. We all recognize that real estate lags the general economic cycle and that Greater Bay is not immune to economic factors; however, we believe our relationship management focus combined with our proactive credit management strategies will minimize the impact of real estate on our non-performing loans, OREO and resulting net charge-offs. We anticipate some additional risk rating migration of real estate credits, as the economy improves and the lagging real estate sector begins its slower recovery. While this could create slightly higher levels of non-performing assets, we do not believe it will impact our quarterly or full year earnings targets.

Greater Bay has completed a very detailed stress analysis of its real estate portfolio's loan to value and debt service coverage under current market conditions, which continue to support our conclusion that we do not have any systemic areas of concern in our real estate loan portfolio. In addition, we have also performed a hypothetical stress test of the impact on net income of higher levels of non-performing real estate loans and higher real estate net charge-offs, offset by our improving net interest margin position. The result of this hypothetical analysis is as follows:

--------------------------------------------------------------------------------------------------------------------
                                          Hypothetical                                                   Amount
                          Real Estate Portfolio Net Income Stress Test                                ($ in 000's)
--------------------------------------------------------------------------------------------------------------------
Additional non-performing real estate assets - 1% of total loans                                        $45,000
--------------------------------------------------------------------------------------------------------------------
Average interest rate on real estate loans                                                                  8.0%
--------------------------------------------------------------------------------------------------------------------
Potential lost interest income                                                                          ($3,600)
--------------------------------------------------------------------------------------------------------------------
Potential net income lost - net of tax (40% tax rate)                                                   ($2,160)
--------------------------------------------------------------------------------------------------------------------
Stressed net charge-offs if $45 million additional non-performing real estate values decline by 35% ("originally underwritten at 65% loan to value") and we charge-off down to a new 85% loan to value ($6,750)
--------------------------------------------------------------------------------------------------------------------
Net income impact, net of tax, of additional net charge-offs (40% tax rate)                             ($4,050)
--------------------------------------------------------------------------------------------------------------------
Total net income impact, net of tax (40% tax rate)                                                      ($6,210)
--------------------------------------------------------------------------------------------------------------------
Pre-tax impact of expanded actual margin - 4.95% March 31, 2002 versus
    4.83% December 31, 2002 on $7.5 billion in interest earning assets                                   $9,000
--------------------------------------------------------------------------------------------------------------------
Net of tax impact of expanded actual margin - 4.95% March 31, 2002 versus
    4.83% December 31, 2002 on $7.5 billion in interest earning assets (40% tax
    rate)                                                                                                $5,400
--------------------------------------------------------------------------------------------------------------------
Pre-tax impact of additional 6 basis point increase in the net interest margin
    estimated to occur if rates rise 25 basis points.                                                    $4,500
--------------------------------------------------------------------------------------------------------------------
Net of tax impact of additional 6 basis point increase in the net interest margin
    estimated to occur if rates rise 25 basis points. (40% tax rate)                                     $2,700
--------------------------------------------------------------------------------------------------------------------
Total net income impact of margin expansion                                                              $8,100
--------------------------------------------------------------------------------------------------------------------

Based on this analysis, the Company does not believe that an increase in its non-performing real estate assets would have a significant impact on its 2002 EPS. In addition, the Company believes that there is additional expansion opportunities in its net interest margin and also believes its real estate portfolio is performing at levels better than the aforementioned hypothetical stress test analysis.

In summary, the Company intends to continue its strategy of aggressively managing any non-performing assets and maintaining strong loan loss reserves while tightening underwriting standards related to debt service coverage and liquidity requirements on real estate related loans. The Company believes that its relationship banking strategy is the key to our success, as our client relationships allow us to know the business of our borrowers and more effectively assist them during periods of economic uncertainty. We believe this strategy results in the proper management of credit risk.

          Deposits
          --------

In this economic environment, we continue to believe our clients are more likely to utilize deposits and cash equivalents rather than other funding sources. This is particularly evidenced in our venture banking unit, as our business clients focus more on managing current operations rather than business expansion, which has resulted in a reduction in their borrowing needs. The economic slowdown has also impacted our Trust unit as the general market conditions have reduced investments in our money market accounts.

The following analysis provides an overview of Greater Bay's core business banking loan-to-deposit ratio along with the funding sources for our specialty finance businesses. Greater Bay's core business banking continues to have ample room for loan growth funded from deposits, while our specialty finance businesses obtain funding from wholesale sources.

---------------------------------------------------------------------------------------
($ in 000's)                            Core            Specialty
as of March 31, 2002                  Banking            Finance           Total
---------------------------------------------------------------------------------------
Loans                                         $3,637             $862           $4,499
---------------------------------------------------------------------------------------
Deposits                                      $5,016             $  7           $5,023
---------------------------------------------------------------------------------------
Other Borrowings                              $1,454             $862           $2,316
---------------------------------------------------------------------------------------
Ratio of Loans to Deposits                     72.51%              --            89.57%
---------------------------------------------------------------------------------------

Based on the information currently available, the Company believes its deposit growth for 2002 will meet its original performance goal forecast of 5% to 10% growth; however, similar to its loan growth forecast, we anticipate most of the growth to occur later in the year, when the economic recovery is more sustained and our business clients feel more confident in their need to increase their business activity.

Summary and Looking Forward

Our outlook moving forward continues to improve, as we see the economy across the country slowly recover some of its vibrancy and we see improving signs in our own regional economy. While this recovery seems well on its way, we are not taking it for granted and we continue to aggressively monitor our credit quality and new credit relationships. We remain confident in our ability to prosper given the experience of our bankers, our relationship style of banking and our Regional Community Banking philosophy, all of which have proven to be successful in the past. We currently expect EPS growth in the mid to high teens, which is the upper end of our forecast, with return on equity in excess of 20% and return on assets in excess of 1.40%. We believe that all of these factors, combined with our relationship style of banking, will put the Company in the top echelon of banks in its industry peer group for 2002.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company's current expectations regarding future operating results, net loan charge-offs, asset quality, level of loan loss reserves, growth in loans, deposits and assets, continued success of its Super Community Banking strategy and the strength of the local economy. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements. These risks and uncertainties include, but are not limited to: (1) the impact of changes in interest rates, a decline in economic conditions at the international, national and local levels and increased competition among

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financial service providers on the Company's results of operations, the
Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest spread, and the quality of the Company's earning assets; (2) any difficulties that may be encountered in integrating newly acquired businesses and in realizing operating efficiencies;
(3) government regulation; (4) the risks relating to the Company's warrant positions; and (5) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001.